Exhibit 99(a)

Contact:	Media Brad Bishop 574-372-4291 bradley.bishop@zimmer.com	Investors Sam Leno 574-372-4790 sam.leno@zimmer.com

Zimmer Reports First Quarter 2004 Financial Results

First Quarter Highlights

•	Net Sales increased 90% reported, and 19% combined* (12% constant currency*) to $742 million

•	Worldwide Reconstructive Sales increased 97% reported, and 21% combined* (13% constant currency*)

•	Strong profit margins achieved — 70% gross, 21% operating and 13% net reported; 75% gross, 29% operating and 19% net adjusted*

•	Diluted EPS were $0.40 reported, and $0.56 adjusted*, an increase of 37% over prior year

•	Operating cash flow was $194 million, and total debt reduced to $960 million, with $121 million cash on hand

•	Increasing 2004 Diluted EPS guidance to a range from $1.80 to $1.84 reported and $2.20 to $2.24 adjusted*, an increase of $0.13 to $0.14 over previous guidance

(WARSAW, IN) April 26, 2004 — Zimmer Holdings, Inc. (NYSE and SWX:ZMH) today reported net sales and earnings for the quarter ended March 31, 2004. The company’s sales results and diluted earnings per share, on an adjusted* basis, exceeded current First Call consensus estimates. On April 2, the company announced that it expected to exceed previous First Call estimates.

The company’s reported results reflect its acquisition of Centerpulse AG on October 2, 2003. The company is also providing a comparison of sales to prior year on a combined* basis, which includes sales of Centerpulse in the first quarter 2003. Reported results include acquisition and integration expenses, inventory step-up and the prior year cumulative effect of a change in accounting principle, as applicable.

“The promise of the new Zimmer continues to be realized with excellent sales and earnings generated in all geographic segments and product categories,” said Ray Elliott, Zimmer Chairman, President and CEO. “Continuing our tradition of strong cash flow, we paid down $150 million of debt in the quarter and some $400 million in our first six months combined with Centerpulse.”

During the quarter, the company continued to demonstrate its leadership in Minimally Invasive Solutions™ (MIS™) Procedures and Technologies. More than 1,100 surgeons have now been trained to perform the Zimmer MIS™ 2-Incision™ Hip procedure and the MIS™ Quad-Sparing™ (Q-S™) Total Knee Replacement procedure. Almost 200 surgeons were trained in the first quarter alone. On February 18, the FDA granted 510k clearance for the specially designed instruments used in conjunction with computer navigation software for the MIS 2-Incision Hip procedure.

“Our integration of the Centerpulse acquisition is going better than our early projections in virtually every area,” said Elliott. “We are well into the execution phase on our more than 3,100 individual milestones and the teamwork and commitment shown by our employees around the world has been tremendous. In fact, our new combined company’s adjusted EPS in 2004 is expected to be 15% accretive when compared to Zimmer’s standalone First Call consensus estimate of $1.91 at the time of the acquisition.”

Due to the acquisition of Centerpulse, net sales for geographic segments and product categories are presented in tabular format as follows for comparison of both reported and combined* results.

First Quarter Net Sales Results

($ MM)	Reported		Combined*
	Net	%	% Growth
	Sales	Growth	Combined*	Ex FX*
Geographic Segments
Americas	$423	59%	17%	16%
Europe	215	298	25	6
Asia Pacific	104	49	19	5
Total	742	90	19	12
Product Categories
Reconstructive
Americas	$331	58%	19%	18%
Europe	197	311	25	7
Asia Pacific	83	57	19	5
Total	611	97	21	13
Hips
Americas	$122	47%	19%	18%
Europe	109	576	26	8
Asia Pacific	45	62	16	2
Total	276	118	21	12
Knees
Americas	$183	54%	19%	19%
Europe	77	151	22	5
Asia Pacific	33	39	20	6
Total	293	69	20	14
Trauma	$45	26%	15%	9%
Spine	$34	N/A	10%	6%
Orthopaedic Surgical Products	$52	18%	14%	10%

Net earnings for the quarter were $97.6 million on a reported basis, and were $137.6 million adjusted*, an increase of 72% over the prior year. Diluted earnings per share for the quarter were $0.40 reported, and were $0.56 adjusted*, an increase of 37% over the prior year.

Guidance

As a result of its strong quarter, the company announced that it is increasing its previous sales and earnings guidance for the full year 2004. Several factors have been incorporated into the company’s sales and earnings expectations. If foreign currency exchange rates remain at current levels, the favorable foreign currency effect on the first quarter sales growth will lessen throughout the balance of this year due to the weakening U.S. dollar throughout all of 2003. As the company nears completion of its non-U.S. distributor integration plans, the $50 million of expected 2004 sales dis-synergies began to materialize late in the first quarter and are expected to be fully realized in the last three quarters.

Full-year sales are projected to be in a range of $2,925 to $2,950 million, an increase of approximately $50 to $75 million over previous guidance. Reported diluted earnings per share are expected to be in the range of $1.80 to $1.84, reflecting estimated acquisition and integration expenses of $65 million and inventory step-up of $35 million, net of tax, and adjusted* diluted earnings per share are projected to be in a range of $2.20 to $2.24, an increase of $0.13 to $0.14 over previous guidance.

Second quarter 2004 sales are expected to be in a range of $725 to $730 million. Due to the strength of the first quarter, the company has decided to accelerate the restructuring of its distribution network in Europe, which will cause a sequential sales decline in the second quarter compared to the first quarter in the affected markets. Additionally, the sequential quarter lost sales effect on the company of one less billing day is expected to be $10 million and is incorporated in the forecast. Diluted earnings per share for the second quarter of 2004 are expected to be $0.40 to $0.42 on a reported basis and $0.53 to $0.55 adjusted*, excluding inventory step-up expenses and acquisition and integration expenses of $12 million and $20 million, respectively, net of tax.

Including this most recent guidance, the company also said it was reaffirming its forecast of 2005 adjusted* diluted earnings per share growth in the range of 20 to 25%, with the potential to exceed 25% adjusted* diluted earnings per share growth in 2006.

The company will conduct its first quarter sales and earnings conference call, which will be broadcast live over the Internet, on Tuesday, April 27, 2004, at 8:00 a.m. Eastern Time. The live audio webcast of Zimmer’s conference call will be accessible through the Zimmer website at www.zimmer.com (Investor Relations section). The webcast will be archived for future replay. Individuals who wish to dial into the conference call may do so at (800) 406-1106. International callers should dial (706) 634-7075. A digital recording will be available two hours after the completion of the conference from April 27, 2004 to May 11, 2004. To access the recording, US/Canada callers should dial (800) 642-1687, or for International callers, dial (706) 645-9291, and enter the Conference ID, 6619815. A copy of this press release and any other financial and statistical information about the periods to be presented in the conference call, will be accessible through the Zimmer website at www.zimmer.com (Investor Relations section).

About the Company
 Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer is the worldwide #1 pure-play orthopaedic leader in the design, development, manufacture and marketing of reconstructive and spinal implants, trauma and related orthopaedic surgical products. In October, 2003, the company finalized its acquisition of Centerpulse AG, a Switzerland-based orthopaedics company and the leader in the European reconstructive market. The new Zimmer has operations in more than 24 countries around the world and sells products in more than 80 countries. As a result of the acquisition of Centerpulse, reported 2003 sales were $1.9 billion. Full-year 2003 pro forma worldwide sales of Zimmer and Centerpulse were approximately $2.6 billion. The new Zimmer is supported by the efforts of more than 6,500 employees.

###
Visit Zimmer on the worldwide web at www.zimmer.com

*Note on Non-GAAP Financial Measures

As used in this press release, the term “combined” sales includes Centerpulse for the first quarter of 2003 in order to provide more meaningful year-to-year comparisons. The terms “Ex FX” and “constant currency” as used herein refer to sales growth measurements computed by eliminating the effect of changes in foreign currency exchange rates between periods. The term “adjusted” refers to operating performance measures that exclude acquisition and integration expenses, in-process research and development write-offs, inventory step-up and the cumulative effect of the change in accounting principle for instruments. Reconciliations of non-GAAP measures to the most directly comparable GAAP measure are included in this press release.

Zimmer Safe Harbor Statement
 This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 based on current expectations, estimates, forecasts and projections about the orthopaedics industry, management’s beliefs and assumptions made by management. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “targets,” “forecasts,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to, our ability to successfully integrate Centerpulse AG, the outcome of the pending informal SEC investigation of Centerpulse accounting, price and product competition, rapid technological development, demographic changes, dependence on new product development, the mix of our products and services, supply and prices of raw materials and products, customer demand for our products and services, control of costs and expenses, our ability to form and implement alliances, international growth, U.S. and foreign government regulation, product liability and intellectual property litigation losses, reimbursement levels from third-party payors, general industry and market conditions and growth rates and general domestic and international economic conditions including interest rate and currency exchange rate fluctuations. For a further list and description of such risks and uncertainties, see the disclosure materials filed by Zimmer with the U.S. Securities and Exchange Commission. Zimmer disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this document are cautioned not to place undue reliance on these forward-looking statements, since, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this document.

ZIMMER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED MARCH 31, 2004 and 2003
(in millions, except per share amounts — unaudited)

	2004	2003	% Inc/(Dec)
Net Sales	$742.2	$390.1	90%
Cost of products sold	219.5	96.9	127

Gross Profit	522.7	293.2	78

Research and development	39.8	21.4	86
Selling, general and administrative	297.8	149.8	99
Acquisition and integration	31.3	—

Operating expenses	368.9	171.2	115

Operating Profit	153.8	122.0	26
Interest expense	9.8	1.4	600

Earnings before income taxes and cumulative effect of change in accounting principle	144.0	120.6	19
Provision for income taxes	46.4	40.4	15

Earnings before cumulative effect of change in accounting principle	97.6	80.2	22
Cumulative effect of change in accounting principle, net of tax	—	55.1

Net Earnings	$97.6	$135.3	(28)

Earnings Per Common Share — Basic
Earnings before cumulative effect of change in accounting principle	$0.40	$0.41	(2)
Cumulative effect of change in accounting principle, net of tax	—	0.28

Earnings Per Common Share — Basic	$0.40	$0.69	(42)

Earnings Per Common Share — Diluted
Earnings before cumulative effect of change in accounting principle	$0.40	$0.41	(2)
Cumulative effect of change in accounting principle, net of tax	—	0.27

Earnings Per Common Share — Diluted	$0.40	$0.68	(41)

Weighted Average Common Shares Outstanding
Basic	242.9	195.7
Diluted	246.4	198.0

ZIMMER HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2004 AND DECEMBER 31, 2003
(in millions)

	March 31,	December 31,
	2004	2003
	(unaudited)
Assets
Current Assets:
Cash and equivalents	$108.7	$77.5
Restricted cash	12.4	14.5
Receivables, net	526.5	486.4
Inventories, net	503.8	527.7
Other current assets	210.1	232.6

Total Current Assets	1,361.5	1,338.7
Property, Plant and Equipment, net	547.0	525.2
Intangible assets	758.6	760.5
Goodwill	2,252.2	2,291.8
Other Assets	270.7	239.8

Total Assets	$5,190.0	$5,156.0

Liabilities and Shareholders’ Equity
Current Liabilities	$566.0	$544.0
Short-term Debt	—	101.3
Other Long-term Liabilities	344.5	352.6
Long-term Debt	959.7	1,007.8
Minority Interest	7.0	7.0
Shareholders’ Equity	3,312.8	3,143.3

Total Liabilities and Shareholders’ Equity	$5,190.0	$5,156.0

ZIMMER HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2004 and 2003
(in millions)
(unaudited)

	2004	2003
Cash flows provided by (used in) operating activities
Net earnings	$97.6	$135.3
Depreciation and amortization	41.7	19.6
Inventory step-up	31.0	—
Cumulative effect of change in accounting principle	—	(89.1)
Changes in operating assets and liabilities
Income taxes	75.5	59.1
Receivables	(38.8)	(22.2)
Inventories	(5.1)	(7.4)
Accounts payable and accrued expenses	(16.2)	2.2
Other assets and liabilities	8.3	7.3

Net cash provided by operating activities	194.0	104.8

Cash flows used in investing activities
Additions to instruments	(37.6)	(26.7)
Additions to other property, plant and equipment	(13.0)	(6.3)

Net cash used in investing activities	(50.6)	(33.0)

Cash flows provided by (used in) financing activities
Proceeds from exercise of stock options	36.5	25.3
Net payments on lines of credit	(149.3)	(79.6)

Net cash used in investing activities	(112.8)	(54.3)

Effect of exchange rates on cash equivalents	0.6	0.2

Increase in cash and equivalents	31.2	17.7
Cash and equivalents, beginning of period	77.5	15.7

Cash and equivalents, end of period	$108.7	$33.4

ZIMMER HOLDINGS, INC.
NET SALES BY GEOGRAPHIC REGION
FOR THE THREE MONTHS ENDED MARCH 31, 2004 and 2003
(in millions)
(unaudited)

	Three Months Ended March 31,
			%
	2004	2003	Increase
Americas	$422.7	$266.1	59%
Europe	215.1	54.0	298
Asia Pacific	104.4	70.0	49

Total	$742.2	$390.1	90

ZIMMER HOLDINGS, INC.
NET SALES BY PRODUCT CATEGORY
FOR THE THREE MONTHS ENDED MARCH 31, 2004 and 2003
(in millions)
(unaudited)

	Three Months Ended March 31,
			%
	2004	2003	Increase
Reconstructive	$611.3	$309.9	97%
Trauma	45.0	35.8	26
Spine	33.5	—
OSP	52.4	44.4	18

Total	$742.2	$390.1	90

ZIMMER HOLDINGS, INC.
RECONCILIATION OF NET EARNINGS TO ADJUSTED NET EARNINGS
FOR THE THREE MONTHS ENDED MARCH 31, 2004 and 2003
(in millions)
(unaudited)

	Three Months
	Ended March 31,
			% Inc
	2004	2003	(Dec)
Net Earnings	$97.6	$135.3	(28)%
Acquisition and Integration	31.3	—
Inventory Step-up	31.0	—
Tax Benefit of Acquisition and Integration and Inventory Step-up	(22.3)	—
Cumulative Effect of Change in Accounting Principle, net of tax	—	(55.1)

Adjusted Net Earnings	$137.6	$80.2	72%

ZIMMER HOLDINGS, INC.
RECONCILIATION OF DILUTED EPS TO ADJUSTED DILUTED EPS
FOR THE THREE MONTHS ENDED MARCH 31, 2004 and 2003
(unaudited)

	Three Months
	Ended March 31,
	2004	2003
Diluted EPS	$0.40	$0.68
Acquisition and Integration	0.13	—
Inventory Step-up	0.12	—
Tax Benefit of Acquisition and Integration and Inventory Step-up	(0.09)	—
Cumulative Effect of Change in Accounting Principle, net of tax	—	(0.27)

Adjusted Diluted EPS	$0.56	$0.41

ZIMMER HOLDINGS, INC.
RECONCILIATION OF REPORTED AND ADJUSTED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED MARCH 31, 2004
(in millions, except per share amounts — unaudited)

	Reported 2004	Adjustments	Adjusted 2004
Net Sales	$742.2	$—	$742.2
Cost of products sold	219.5	(31.0)	188.5

Gross Profit	522.7	31.0	553.7

Research and development	39.8	—	39.8
Selling, general and administrative	297.8	—	297.8
Acquisition and integration	31.3	(31.3)	—

Operating expenses	368.9	(31.3)	337.6

Operating Profit	153.8	62.3	216.1
Interest expense	9.8	—	9.8

Earnings before income taxes	144.0	62.3	206.3
Provision for income taxes	46.4	22.3	68.7

Net Earnings	$97.6	$40.0	$137.6

Earnings Per Common Share
Basic	$0.40	$0.17	$0.57
Diluted	$0.40	$0.16	$0.56
Weighted Average Common Shares Outstanding
Basic	242.9		242.9
Diluted	246.4		246.4

ZIMMER HOLDINGS, INC.
RECONCILIATION OF REPORTED AND ADJUSTED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS ENDED MARCH 31, 2003
(in millions, except per share amounts — unaudited)

	Reported 2003	Adjustments	Adjusted 2003
Net Sales	$390.1	$—	$390.1
Cost of products sold	96.9	—	96.9

Gross Profit	293.2	—	293.2

Research and development	21.4	—	21.4
Selling, general and administrative	149.8	—	149.8
Acquisition and integration	—	—	—

Operating expenses	171.2	—	171.2

Operating Profit	122.0	—	122.0
Interest expense	1.4	—	1.4

Earnings before income taxes and cumulative effect of change in accounting principle	120.6	—	120.6
Provision for income taxes	40.4	—	40.4

Earnings before cumulative effect of change in accounting principle	80.2	—	80.2
Cumulative effect of change in accounting principle, net of tax	55.1	(55.1)	—

Net Earnings	$135.3	$(55.1)	$80.2

Earnings Per Common Share
Basic	$0.69	$(0.28)	$0.41
Diluted	$0.68	$(0.27)	$0.41
Weighted Average Common Shares Outstanding
Basic	195.7		195.7
Diluted	198.0		198.0